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                  [LETTERHEAD OF STONEFIELD JOSEPHSON, INC.]


October 19, 1998


To:  Securities and Exchange Commission
     450 Fifth Street, N.W.
     Washington, D.C. 20549


This letter acknowledges our acceptance of the disclosure in Helisys, Inc.'s Form 8-K relating to the engagement of Stonefield Josephson, Inc. as Helisys, Inc.'s auditors effective October 16, 1998.

Sincerely,


/s/ DEBORAH D. ZIMMERMAN
-------------------------
Deborah D. Zimmerman, CPA
Stockholder

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